Exhibit 11
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

                                                                                       Three Months Ended
                                                                                            June 30,
                                                                                   ---------------------------
PRIMARY EARNINGS PER SHARE                                                            1997           1996
                                                                                   ------------   ------------

Weighted average number of common shares outstanding . . . . . . . . . . . . . .        62,538         53,738

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           367            484
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        62,905         54,222
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   48,747     $   37,508

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -
                                                                                   ------------   ------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   48,747     $   37,508
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     0.77     $     0.69
     Extraordinary loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     0.77     $     0.69
                                                                                   ============   ============

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . . . . . . . . .        62,538         53,738

Shares issued upon assumed conversion of the convertible
   subordinated debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .             -          3,161

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           456            485
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        62,994         57,384
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   48,747     $   37,508

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -
                                                                                   ------------   ------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        48,747         37,508

Interest expense on convertible subordinated debentures, net of
applicable income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -            156
                                                                                   ------------   ------------

Net income available for common stockholders . . . . . . . . . . . . . . . . . .    $   48,747     $   37,664
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     0.77     $     0.66
     Extraordinary loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     0.77     $     0.66
                                                                                   ============   ============

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) Based on the treasury stock method using the higher of the average or period end market price.

                                                                     Exhibit 11
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

                                                                                         Six Months Ended
                                                                                            June 30,
                                                                                   ---------------------------
PRIMARY EARNINGS PER SHARE                                                            1997           1996
                                                                                   ------------   ------------

Weighted average number of common shares outstanding . . . . . . . . . . . . . .        60,582         52,248

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           379            509
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        60,961         52,757
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   76,554     $   58,103

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (2,080)        (3,503)
                                                                                   ------------   ------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   74,474     $   54,600
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     1.25     $     1.10
     Extraordinary loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (0.03)         (0.07)
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     1.22     $     1.03
                                                                                   ============   ============

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . . . . . . . . .        60,582         52,248

Shares issued upon assumed conversion of the convertible
   subordinated debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .             -          4,470

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           472            519
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        61,054         57,237
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   76,554     $   58,103

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (2,080)        (3,503)
                                                                                   ------------   ------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        74,474         54,600

Interest expense on convertible subordinated debentures, net of
applicable income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -            529
                                                                                   ------------   ------------

Net income available for common stockholders . . . . . . . . . . . . . . . . . .    $   74,474     $   55,129
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     1.25     $     1.02
     Extraordinary loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (0.03)         (0.06)
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     1.22     $     0.96
                                                                                   ============   ============

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) Based on the treasury stock method using the higher of the average or period end market price.